Exhibit 23.2

                                 CONSENT OF KPMG


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                           [LETTERHEAD OF KPMG, LLC]

            Consent of Independent Registered Public Accounting Firm


The Board of Directors
First Niagara Financial Group Inc.:


We consent to the incorporation by reference in the registration statement on Form S-8 of First Niagara Financial Group, Inc. of our reports dated February 26, 2010, with respect to the consolidated statements of condition of First Niagara Financial Group, Inc. and subsidiary as of December 31, 2009 and 2008, and the related consolidated statements of income, comprehensive income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2009, and the effectiveness of internal control over financial reporting as of December 31, 2009, which reports appear in the December 31, 2009 annual report on Form 10-K of First Niagara Financial Group, Inc. Our report dated February 26, 2010 on the consolidated financial statements referred to above included an explanatory paragraph describing the adoption of the provisions of Statement of Financial Accounting Standards No. 141(R), Business Combinations (included in Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations), in 2009.


/s/ KMPG
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Buffalo, New York
April 28, 2010